Exhibit 10 (a)








                          WEST PHARMACEUTICAL SERVICES, INC.


                                   RETIREMENT PLAN



                                         FOR




                                NON-EMPLOYEE DIRECTORS






                               Adopted October 30, 1990
                                Reflecting Amendments
            Effective on November 5, 1991, April 28, 1998 and May 27, 1999



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                                    PLAN DOCUMENT
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                     RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

          1. Background and Purpose. This Retirement Plan was first adopted to give appropriate recognition to the past services of non-employee Directors of the Company and to assist in attracting and retaining individuals of superior talent and achievement as Directors of the Company. In April 1999 the Board of Directors agreed to discontinue the Plan, allowing current Directors to elect a distribution of stock-equivalents in lieu of retirement benefits and closing the Plan to future Directors. As a result of this decision, the Compensation Committee of the Board, under authority delegated to it by the Board, adopted amendments to the Plan, effective May 27, 1999.

          2. Definitions. For purposes of this Plan, the following words and phrases shall have the meanings indicated below:

               a) "Plan" means the West Pharmaceutical Services, Inc. Retirement Plan for Non-Employee Directors, as amended through May 27, 1999.

               b) "Company" means West Pharmaceutical Services, Inc. (formerly named "The West Company, Incorporated").

               c)   "Director" means a duly elected member of the Board.

               d) "Participant" means a Director eligible to receive benefits under the Plan pursuant to Section 4 hereof.

               e)   "Board" means the Board of Directors of the Company.

               f) "Years of Service" means the number of completed, twelve consecutive month periods beginning on the first day an individual becomes a Director and on each anniversary thereof, throughout which the Director was a member of the Board. Years of Service include such twelve consecutive month periods of membership on the Board before and after January 1, 1990.

               g) "Base Retainer" means the amount of annual retainer payable to non-employee Directors for service on the Board. The Base Retainer shall not include any Board meeting fees or other payments for membership or
                    attendance,   chairmanship   of  Board   Committees  or
                    otherwise.

               h)   "Disability" means that a  physician acceptable to  the
                    Compensation Committee has concluded that the Participant is unable to engage in substantial gainful activity by reason of a physical or mental impairment which will be of long-continued and indefinite duration.


               i) "Electing Director" means any Participant in office on May 27, 1999 who makes an election to continue to receive benefits at retirement under paragraph 3b) ii) of the Stock-Equivalents Plan

               j) "Stock-Equivalents Plan" means the West Pharmaceutical Services, Inc. Stock-Equivalents Compensation Plan.

          3.   Effective Date. The Plan shall be effective as of January 1,
               1990.

          4. Eligiblity for Participation. Directors who have not been employees of the Company or any of its subsidiaries or affiliates shall be eligible to receive a retirement benefit under the Plan to the extent set forth below:

               a) Any Participant receiving retirement benefits as of May 27, 1999 under the Plan shall continue to be eligible to receive the benefits set forth in Section 5 a) hereof.

               b) Any Electing Director shall be entitled to receive the retirement benefits specified in the Stock-Equivalents Plan.

               c) No other person shall be entitled to any benefits whatsoever under the Plan.

          5.   Retirement Benefits.

               a) Normal Retirement Benefit. A Participant who has completed a minimum of five (5) Years of Service as a Director and who ceases to be a Director before May 27, 1999 shall be entitled to receive an annual retirement benefit commencing at age sixty (60) computed as follows:

                    1)   An  amount equal  to  fifty percent  (50%) of  the
                         Participant s  Base   Retainer  at  the   time  of
                         retirement, plus

                    2) An amount equal to ten percent (10%) of the Participant's Base Retainer at the time of retirement for each full Year of Service in excess of five (5) Years of Service, but not in excess of ten (10) Years of Service.

               b) Retirement Benefit for Electing Directors. An Electing Director who ceases to be a Director on or after May 27, 1999 shall be entitled to receive an annual retirement benefit in the amount set forth in the Stock-Equivalents Plan, payable in accordance with
                    Section 6 hereof.

               c) Maximum Retirement Benefit. The maximum annual retirement benefit payable under this Plan shall be equal to one-hundred percent (100%) of the Participant's Base Retainer at the time of retirement.

               d) Disability Retirement Benefit. In the event an Electing Director ceases to be a Director by reason of Disability, the Electing Director shall be entitled to receive disability benefits determined in accordance with the Stock-Equivalents Plan. The Electing
                    Director's disability benefit shall be paid in accordance with the provisions of Section 6 hereof.

          6.   Payment and Duration of Retirement Benefits.

               a) All retirement benefits shall be payable in quarterly installments on the first day of the calendar quarter.

               b) Retirement benefits shall continue for no more than fifteen (15) years. Upon the death of a retired Participant, benefit payments will cease with the month immediately following the date of the retired Participant's death. Spousal payments may then begin as described in Section 6 c).

               c) If a retired Participant dies before receiving the full fifteen (15) years of benefits, the surviving spouse, if any, shall receive fifty percent (50%) of any remaining benefit payments. If there is no surviving spouse at the time of a retired Participant's death or if the surviving spouse dies before receiving the remaining benefit payments, then there will be no further payment obligations under the Plan.

          7. No Funding. This Plan shall not be deemed to create any trust, escrow or other funding arrangement. No retirement benefit payable under the Plan shall be considered segregated funds and all such amounts shall, at all times prior to the payment of same, be and continue to be the property of the Company commingled with its other assets. The right of any Participant or his or her eligible spouse to benefits under this Plan shall be an unsecured claim against the general assets of the Company.

          8. Plan Administration. The general administration of the Plan and the responsibility for interpreting the Plan and carrying out its provisions shall be vested in the Compensation Committee. The Compensation Committee may adopt such rules and regulations as it may deem necessary for the proper administration of this Plan, and its decision in all matters shall be final, conclusive and binding. If one or more members of the Committee are disqualified by personal interest from taking part in a particular decision, the remaining member or members of the Committee (although less than a quorum) shall have full power to act on the matter.



          9. Termination of the Plan. The Board reserves the right to terminate the Plan at any time without the consent of any current or former Director. Upon termination of the Plan, all Participants shall continue to have the right to receive benefits earned and accrued hereunder prior to such termination.

          10. Amendment of the Plan. The Board has the right to amend the Plan at any time and from time to time without the consent of any current or former Director.

          11.  Change in Control.

               a) Notwithstanding any other provision of this Plan, in the event of a Change in Control (as defined herein), each Electing Director in service on the Board immediately prior to the effective time of the Change in Control shall, at the Electing Director's option, be entitled to either:

                         A)   a    $20,000   annual    retirement   benefit
                              commencing at age sixty (60), payable in accordance with Section 6 hereof; or

                         B) a lump sum payment in the amount of the present value of an annuity equal to $20,000 paid annually for fifteen years, such lump sum payment to be in lieu of any payment under Sections 5 or 6 hereof or under the Stock-Equivalents Plan.

               b) Within sixty (60) days following a Change in Control as defined herein, a Participant or surviving spouse who is already receiving payments under the Plan at the time of a Change in Control will be paid a lump sum equal to the present value of the remaining annuity payments as of the time of the Change in Control.

               c) A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K as in effect on April 28, 1998 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

                    1) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than:

                              the Company,

                              any Person who on the date hereof is a director or officer of the Company, or a  trustee  or  fiduciary holding  securities
                              under  an   employee  benefit  plan   of  the
                              Company,


                         is or becomes the "beneficial owner" (as defined in Rule 13-d3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

                    2) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                    3) the shareholders of the Company approve: (1) a plan of complete liquidation of the Company; or
                         (2) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (3) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation, or reorganization.

               d) For purposes of this Section, present value will be calculated using the Pension Benefit Guaranty Corporation interest rate that would be used on that date for purposes of determining lump sum distributions upon Plan termination.

               e)   Notwithstanding any other provisions of this Plan, this
                    Section 11 shall apply only to Directors who have not been employed by the Company or any of its subsidiaries or affiliates and whether or not any such person has attained five or more Years of Service.

          12.  Miscellaneous.

               a) No Agreement to Retain Directors. The Plan does not in any way obligate the shareholders to continue to retain a Director on the Board, nor does this Plan limit the right of the shareholders to terminate a Director's service on the Board.

               b) Rights Non-Assignable. No retirement benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such retirement benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

               c) Withholding. Payments made by the Company under this Plan to any eligible Participant shall be subject to such withholding as shall, at the time of such payment, be required under any income tax or other laws, whether of the United States or any other jurisdiction.

               d) Successorship. It is the intent that the obligation of the Company to pay benefits accrued or payable hereunder shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company. The term Company wherever used herein shall mean and include any such corporation or organization after such succession, and such obligations shall be deemed to have been expressly assured by any such corporation or other organization.

               e) Governing Law. This Plan shall be governed by the laws of the Commonwealth of Pennsylvania and shall be construed for all purposes in accordance with the laws of said Commonwealth.

                                   *    *    *    *

            Certified True and Correct Copy of the Plan as Amended Through May 27, 1999.


          [CORPORATE SEAL]              WEST PHARMACEUTICAL SERVICES, INC.




          Date:                         By:
               -----------------        ---------------------------
                                        John R. Gailey III
                                        Secretary